[LOGO] NAC

                           ISO 9001 Registered Company

April 22, 1998

Allison Engine Company
2355 South Tibbs Avenue, Speed Code P41
Indianapolis, Indiana 46241


Attention:    Mr. Mark S. McCormick

Subject:      Allison T56/501D/501K Authorized Maintenance Center Agreement

Dear Mark:

The current AMC Agreement has been extended until April 30, 1998. Section
EIGHTH: TERM in that agreement provides for three-year renewal periods at a renewal fee of $1.00 (USD) at the time of renewal.

Please find enclosed our Check No. 114183 in the amount of $1.00 (USD) for the next three-year period. Please forward any documentation necessary as per the referenced section for our final signature.


Sincerely,


/s/ Leroy Johnson
Leroy Johnson

Vice President, Industrial Program

Enclosure

National Airmotive Corporation o 7200 Earhart Road, Oakland, California 94621-4504 o Tel 510.562.7426